Exhibit 99.1

Sigyn Therapeutics™ Announces Appointment of

Annette Marleau, Ph.D. as Chief Scientific Officer

SAN DIEGO, April 11, 2023 /GLOBE NEWSWIRE/ — Sigyn Therapeutics, Inc. (OTCQB: SIGY) (“Sigyn Therapeutics” or the “Company”), a development-stage company focused on the creation of blood purification technologies that address unmet needs in global health, today announces the appointment of Annette Marleau, Ph.D. as Chief Scientific Officer (CSO) effective immediately.

Dr. Marleau is a recognized thought leader in the development of therapeutic blood purification technologies to address cancer. Prior to joining Sigyn Therapeutics, Dr. Marleau was Chief Technology Officer at Immunicom, Inc., where she led R&D endeavors to establish blood purification candidates to treat cancer. She also served as Director of Research at Aethlon Medical, Inc., where she oversaw preclinical programs that facilitated the first-in-human clinical investigation of the Aethlon Hemopurifier® as an adjunct therapy to enhance the benefit of pembrolizumab (Keytruda), an immuno-oncology drug approved by FDA to treat cancer.

Dr. Marleau has been awarded more than $6 million in NIH grants and contracts to serve as Principal Investigator of pre-clinical and clinical programs to advance blood purification technologies. Additionally, she has co-authored two FDA-cleared Investigational Device Exemptions, co-authored a regulatory submission that resulted in an FDA “Breakthrough Device” award, and is an inventor on pending and issued patents underlying blood purification therapies targeting cancer, inflammatory disorders, and life-threatening infectious diseases.

Dr. Marleau completed a fellowship in immunology at Scripps Research Institute in La Jolla, CA. She is a graduate of Western University (PhD), Ontario Veterinary College at University of Guelph (Master of Science), and University of Waterloo (Bachelor of Science) in Canada.

About Sigyn Therapeutics™

Sigyn Therapeutics is a development-stage company focused on the creation of therapeutic solutions that address unmet needs in global health. Sigyn Therapy™, the Company’s lead product candidate, is a broad-spectrum blood purification technology designed to treat pathogen-associated inflammatory disorders that are not addressed with approved drug therapies.

Candidate treatment indications for Sigyn Therapy include endotoxemia and concurrent inflammation in end-stage renal disease patients, sepsis (leading cause of hospital deaths), community acquired pneumonia (a leading cause of death among infectious diseases), and emerging pandemic threats.

The Company’s development pipeline includes a cancer treatment system comprised of ChemoPrep™ to enhance the delivery of FDA approved chemotherapeutic agents and ChemoPure™ to reduce chemotherapy toxicity. To learn more about Sigyn Therapeutics, visit: www.SigynTherapeutics.com.

Cautionary Note Regarding Forward-Looking Statements

This information in this press release contains forward-looking statements of Sigyn Therapeutics, Inc. (“Sigyn”) that involve substantial risks and uncertainties. All statements contained in this summary are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” “potentially” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Sigyn’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences may include, without limitation, the Company’s ability to clinically advance Sigyn Therapy in human studies required for market clearance, the Company’s ability to manufacture Sigyn Therapy, the Company’s ability to raise capital resources, and other potential risks. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this report speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Contacts:

Jim Joyce

Chairman, CEO

Phone/Text: 619.368.2000

Email: jj@SigynTherapeutics.com